SPONSOR AGREEMENT
                          TOUCHSTONE ADVISORS, INC. AND
                           TOUCHSTONE STRATEGIC TRUST

                                 AMENDMENT NO. 1

         AMENDMENT dated as of May 1, 2001, between TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust (the "Trust") and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

         WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Sponsor Agreement dated as of May 1, 2000, between the Trust and Touchstone (the "Agreement"); and

         WHEREAS, the Trust and Touchstone wish to amend the Agreement to reflect (1) the addition of the following Fund and the following classes of shares: Touchstone Enhanced 30 Fund, Touchstone International Equity Fund - Class B shares, Touchstone Emerging Growth Fund - Class B shares and Touchstone Value Plus Fund - Class B shares and (2) an amended provision with respect to termination of Touchstone's obligations in Section 3 of the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to Section 7 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

         (A)      Section 3 of the Agreement shall read as follows:

                      3.       Operating Expense Waivers or Reimbursement.
                               ------------------------------------------

                      a) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Fund such that, after such reimbursement, the aggregate Expenses of each Fund shall be less than or equal, on an annual basis, to the following percentage of the average daily net assets of the Fund for the Fund's then-current fiscal year:

                  Touchstone International Equity Fund - Class A      1.60%
                  Touchstone International Equity Fund - Class B      2.35%
                  Touchstone International Equity Fund - Class C      2.35%
                  Touchstone Emerging Growth Fund - Class A           1.50%
                  Touchstone Emerging Growth Fund - Class B           2.25%
                  Touchstone Emerging Growth Fund - Class C           2.25%
                  Touchstone Enhanced 30 Fund - Class A               1.00%
                  Touchstone Enhanced 30 Fund - Class B               1.75%
                  Touchstone Enhanced 30 Fund - Class C               1.75%
                  Touchstone Value Plus Fund - Class A                1.30%
                  Touchstone Value Plus Fund - Class B                2.05%
                  Touchstone Value Plus Fund - Class C                2.05%

                           Touchstone's obligations in this Section 3 may be
                  terminated with respect to any Fund or class of shares, by Touchstone as of the end of any calendar quarter after March 31, 2002, upon at least 30 days' prior written notice to the Trust (an "Expense Cap Termination").


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of May 1, 2001. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Amendment are not binding upon the Trust's Trustees, its officers, or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.                          TOUCHSTONE STRATEGIC TRUST

By: /s/ Jill T. McGruder                           By: /s/ Jill T. McGruder
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Name:  Jill T. McGruder                            Name: Jill T. McGruder


Title: President                                   Title: President